Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Randgold Resources Share Option Scheme of our report dated May 3, 2005 relating to the financial statements of Société de Mines de Morila SA, which appears in this Form 20-F/A.

/S/PRICEWATERHOUSECOOPERS INC.
PRICEWATERHOUSECOOPERS INC.

Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, South Africa

October 27, 2005